Exhibit 99.7

EXHIBIT G

FORM OF OPINION OF BAKER & MCKENZIE LLP

[–], 2012

PLX Technology, Inc.

870 W Maude Avenue

Sunnyvale CA 94085

RE:	U.S. Federal Income Tax Consequences of Merger

Ladies and Gentleman:

We have acted as counsel to PLX Technology, Inc., a Delaware corporation (“PLX”), in connection with the proposed merger of Pinewood Acquisition Corp., a Delaware corporation (“Purchaser”) and direct, wholly-owned subsidiary of Integrated Device Technology, Inc., a Delaware corporation (“IDT”), with and into PLX, with PLX as the surviving corporation (the “Merger”), followed immediately after the effective time of the Merger by a merger of PLX, as the surviving corporation in the Merger, with and into Pinewood Merger Sub, LLC, a single member Delaware limited liability company and direct, wholly-owned subsidiary of IDT (“Pinewood Merger LLC”), with Pinewood Merger LLC as the surviving company (the “Second Merger,” and together with the Merger, the “Transaction”) on the terms and conditions set forth in the Agreement and Plan of Merger by and among IDT, PLX, Purchaser, and Pinewood Merger LLC, dated as of April 30, 2012 (together with the documents and agreements described therein, the “Merger Agreement”).

In rendering the opinion set forth herein (the “Opinion”), we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the registration statement filed on Form S-4 (File No. []) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), as amended through the date hereof (the “Registration Statement”), (iii) the representation letters of IDT and PLX, each dated today, which have been delivered to us for purposes of the Opinion (the “Officer’s Certificates”), (iv) the Tender Offer Statement on Schedule TO (File No. [ ]), along with the offer to purchase, the form of letter of transmittal and other documents with respect to the exchange offer, filed with the SEC under the Act by IDT on May [ ], 2012, as amended through the date hereof (together with any exhibits and annexes attached thereto, the “Schedule TO”), (v) the solicitation/recommendation statement on Schedule 14D-9 (File No. []) with respect to the exchange offer, filed with the SEC under the Act by PLX on May [ ], 2012, as amended through the date hereof, and (vi) such other documents, certificates and records as we have deemed necessary and appropriate for purposes of rendering our Opinion. In addition, we have assumed (without independent investigation or verification) that (i) the statements concerning the Transaction contained in the Registration Statement and other documents or materials referred to herein are true, correct and complete, and will continue to be so, and no action has been or will be taken that is inconsistent with any such statement or that makes any such statement untrue, incorrect, or incomplete, (ii) the terms of the documents or other materials referred to herein will be

FORM OF TAX OPINION OF BAKER & MCKENZIE

complied with in all material respects, (iii) the factual representations set forth in each of the Officer’s Certificates are true, correct and complete, and will continue to be so, and no action has been or will be taken that is inconsistent with any such representation or that makes any such representation untrue, incorrect, or incomplete, (iv) the factual representations made in the Registration Statement, the Merger Agreement, the Officer’s Certificates or other documents or materials referred to herein “to the best knowledge of,” “in the belief of,” or similarly qualified are true, correct and complete without such qualification, (v) the Transaction will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Registration Statement, and in accordance with the provisions of the Merger Agreement, without the waiver or modification of any of the terms or conditions contained therein, (vi) each document submitted to us has been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as it has been provided to us, (vii) each document submitted to us will be legal, valid, binding and enforceable, and (viii) all obligations imposed on, or covenants agreed to by, the parties pursuant to the documents or other materials referred to herein have been or will be performed or satisfied in accordance with their terms.

Based on and subject to the foregoing, we hereby confirm that in our opinion, the Offer, the Merger and the Second Merger, considered together as a single integrated transaction for United States federal income tax purposes, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that each of IDT and PLX will be a party to the “reorganization” within the meaning of Section 368(a) of the Code.

The Opinion expresses our view only as to United States federal income tax laws in effect as of the date hereof. In rendering our Opinion, we have considered applicable provisions of the Code, the Treasury Regulations thereunder, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case in effect on the date hereof. It should be noted that such authorities upon which the Opinion relies are subject to change at any time either prospectively or retroactively, and any such change might affect the conclusions stated herein. Except as set forth above, we express no other opinion.

Very truly yours,

PLZ mailing address	Page 2
[–], 2012